CONTACT:	Michal D. Cann - President & CEO Phyllis A. Hawkins - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY NAMES RICK SHIELDS AS CFO

OAK HARBOR, WA – October 14, 2004 – Washington Banking Company (Nasdaq: WBCO), the holding company for Whidbey Island Bank, today announced that Rick Shields has been named Chief Financial Officer of both Washington Banking Company and its bank subsidiary, effective November 1, 2004. Phyllis Hawkins will continue as a Senior Vice President and assume the position of Controller of Whidbey Island Bank (WIB) at that time.

Shields has over 20 years of experience in various accounting-related positions with Pacific Northwest-based banks. Most recently, Shields was the Vice President and Controller at a community bank that grew to over $3.9 billion in assets, both organically and through multiple acquisitions, from $320 million when he joined in 1998. Previously he was the Vice President/ Accounting and Customer Support at Northwest Farm Credit Services, and spent nearly ten years at Seattle-First National Bank. In the early 1980s, Shields was a Senior Accountant at Peat, Marwick, Mitchell & Co.

“In this age of heightened corporate governance, we felt having a CFO with CPA experience was in our shareholders’ best interest,” stated Michal Cann, President and CEO. “Phyllis has played a vital role in WIB’s success since she joined the bank 35 years ago. Combining her skills and in-depth knowledge of this Company with Rick’s CPA background and significant experience in growing a community commercial bank will be a valuable blend that should significantly benefit the corporation. We are looking forward to having Rick join our team.”

Washington Banking plans to report third quarter results prior to the market opening on Thursday, October 28, 2004, and management will host a conference call that day at 10:00 am PDT (1:00 pm EDT) to discuss the results.

Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2130, or to listen to the call live from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be available at (303) 590-3000, using access code 11010049#, where it will be archived for three weeks. Those planning to participate in the live call are asked to RSVP with their complete contact information to info@stockvalues.com at least 24 hours prior to the call.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 18 full-service branches located in Island, Skagit, Whatcom and Snohomish counties in Northwestern Washington.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “expect,” “should,” “will,” “anticipate,” “believe” and words of similar meaning are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) unexpected changes in interest rates and their impact on net interest margin; (3) competitive pressure among financial institutions; (4) legislation or regulatory requirement; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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NOTE: Transmitted on Business Wire at 5:00 am PDT on October 14, 2004.